Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

Each undersigned director and/or officer of Solutia Inc. (the "Company"), a Delaware corporation, does hereby appoint Rosemary L. Klein and Miriam R. Singer, each of them with full power to act without the other, as true and lawful attorneys-in-fact, to sign on his or her behalf (a) the Annual Report on Form 10-K and any Amendments thereto to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934; (b) any amendments to Registration Statements Nos. 333-75812, 333-89818, 333-99705, and 333-146957 all on Form S-3, which have previously been filed with the Commission under the Securities Act of 1933 (the “Securities Act”), covering the registration of securities of the Company and guarantees of certain of the Company’s subsidiaries; and (c) any amendments to Registration Statements Nos. 333-34587, 333-34593, 333-34683, 333-35689, 333-51081, 333-74463, and 333-39972, all on Form S-8, which have previously been filed with the Commission under the Securities Act, covering the registration of securities of the Company; giving and granting unto those attorneys full power and authority to do and perform such actions as fully as he or she might have done or could do if personally present and executing any of said documents.

IN WITNESS WHEREOF, each undersigned director and/or officer has signed this Power of Attorney as of this 27th day of February, 2008.

/s/ Jeffry N. Quinn Jeffry N. Quinn, Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)	/s/ Frank A. Metz, Jr. Frank A. Metz, Jr., Director
/s/ James M. Sullivan James M. Sullivan, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ J. Patrick Mulcahy J. Patrick Mulcahy, Director
/s/ Timothy J. Spihlman Timothy J. Spihlman, Vice President and Controller (Principal Accounting Officer)	/s/ Sally G. Narodick Sally G. Narodick, Director
/s/ Paul H. Hatfield Paul H. Hatfield, Lead Director	/s/ John B. Slaughter John B. Slaughter, Director
/s/ Robert H. Jenkins Robert H. Jenkins, Director